Exhibit 10.7

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

ASSIGNMENT AND BILL OF SALE

THE STATE OF TEXAS                                                     §
                                                                                                §
COUNTY OF MILAM                                                         §

THIS ASSIGNMENT AND BILL OF SALE (“Assignment”) is effective the 20th day of March, 2012 at 12:00 a.m. (the “Effective Time”), by and between Kingman Operating Company, Inc., a Texas corporation with an office at 1202 Richardson Drive, Suite 111, Richardson, Texas 75080 (“Assignor”), and Rockdale Resources Corporation, a Texas corporation with an office at 11044 Research Blvd, Suite A-200, Austin, TX 78759, (“Assignee”).

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, subject to the terms and reservations hereof, all of Assignor’s right, title and interest in and to the following oil and gas lease:

Oil and Gas Lease dated June 20, 2011, recorded in Volume 1150, Page 01 of the Records of Milam County, Texas, from Noack Farms, LLC, as Lessor, to Ardent 1, LLC, as Lessee, on the following described land in Milam County, to wit:  Being 623.29 acres, more or less, out of the James Reese League, A-303, in Milam County, Texas.  Being the same lands described in a Assignment/Deed dated May 4, 2011 between Stacy Ann Smith Wood to Noack Farms, LLC recorded in Volume 1148, page 634 of the Official Records of Milam County, Texas.  Said lands also described in a Special Warranty Deed dated December 29, 2008 recorded in Volume 1091, page 87 of the Official Records of Milam County, Texas, including all operating rights, working interests, and net revenue interests, whether producing or non-producing, all lands covered by such lease and interests, whether or not correctly described above (the above-described lease, lands, rights, and interests together, “Lease”);

TOGETHER, with all of Assignor’s right, title and interest in and to the following:

(1)
All tangible personal property, equipment, fixtures and improvements, including, but not by way of limitation, the oil and gas wells, injection wells, saltwater disposal facilities, well heads, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, gathering lines, flow lines, gas lines, lease owned gas processing and compression facilities, water lines, vessels, tanks, boilers, separators, treating equipment, and other equipment, pipelines, power lines, telephone and communication lines and other appurtenances owned in connection with the production, treating, storing, gathering or marketing of oil, gas and other hydrocarbons specifically related to the wells located on the Lease (the “Wells”);

(2)
All presently existing unitization, pooling and/or communitization agreements, declarations or designations and statutorily, judicially or administratively created drilling, spacing and/or production units, whether recorded or unrecorded, insofar as the same are attributable or allocated to the Lease, and all of the Assignor’s interest in and to the properties covered or units created thereby which are attributable to the Lease;

(3)
All presently existing and valid oil, casinghead gas and gas sales agreements, operating agreements, farmout and farmin agreements, pooling agreements, purchase agreements, exploration agreements, area of mutual interest agreements, exchange and processing contracts and agreements, partnership and joint venture agreements and any other contracts, agreements and instruments insofar as the above agreements cover, are attributable to or relate to the Lease, the Wells or any interests pooled or unitized therewith;

(4)	All hydrocarbons in, on, under or produced from the Lease or any interests pooled or unitized therewith before and after the Effective Time;

(5)
All easements, permits, licenses, servitudes, rights of way and all other rights and appurtenances situated on or used in connection with the Lease, the Wells or any interests pooled or unitized therewith;

(6)
All rights and benefits arising from or in connection with any gas production, pipeline, storage, processing or other imbalance attributable to hydrocarbons produced from the Lease as of the Effective Time;

(7)
The Lease also shall include and Assignor hereby grants and assigns to Assignee the right to use as much of the surface of the acreage covered by the Lease as may be necessary in the conduct of operations.

It is the intent of Assignor to convey and this Assignment hereby conveys to Assignee, subject to the reservations and conditions herein contained, all of Assignor’s right, title, and interest, from and after the Effective Time, in and to the Lease, regardless of errors in description, any incorrect or misspelled names or any transcribed or incorrect recording references.

Except as expressly set forth herein, this Assignment is made and executed without any warranty of any kind, including without limitation, warranty of title, either express, implied, statutory, or otherwise, without any express or implied warranty or representation as to the merchantability of any of the equipment or other personal property included in the Lease or its fitness for any particular purpose; provided, however, that Assignor agrees to warrant and defend title to the Lease solely unto Assignee against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

TO HAVE AND TO HOLD the Lease, together with all rights, titles, interests, estates, remedies, powers and privileges thereunto appertaining unto Assignee and Assignee’s successors and assigns forever; subject to the following matters:

(1)	Royalties, overriding royalties and other burdens or encumbrances of record;

(2)
Operating agreements, unit agreements, unitization and pooling designations and declarations, gathering and transportation agreements, processing agreements, and gas, oil and liquids purchase contracts;

(3)
Regulatory authority of governmental authorities not presently or previously violated, easements, surface leases and rights, plat restrictions zoning laws, restrictive covenants and conditions, and building and other land use laws and similar encumbrances;

(4)
All rights to consent by, required notices to, filings with or other actions by governmental authorities in connection with the sale, disposition, transfer or conveyance of federal, state, Indian or other governmental oil and gas leases or interests therein or related thereto, or the transfer of operations of any of the Wells, where the same are customarily obtained subsequent to the assignment, disposition or transfer of such oil and gas leases or interests therein, or such operations;

(5)	Conventional rights of reassignment obligating Assignor to reassign or offer to reassign its interests in any lease prior to a release or abandonment of such lease;

(6)	Required non-governmental third party consents to assignments which cannot be unreasonably withheld and preferential rights to purchase; and

(7)
Rights vested in or reserved to any governmental authority to regulate the Lease, to terminate any right, power, franchise, license or permit afforded by such governmental authority, or to purchase, condemn, expropriate or designate a buyer of any of the Lease.

Assignor retains liability and shall be responsible for the following (“Retained Liabilities”):

(1)
All losses, claims, liabilities, demands, costs and expenses arising out of, incident to or in connection with Assignor’s failure to pay or incorrect payment of any ad valorem taxes, severance taxes or similar taxes attributable or allocable to Assignor’s interest in the Lease (excluding any sales or transfer taxes arising from the transactions contemplated herein) attributable to periods prior to the Effective Time;

(2)
Claims or damages for bodily injury or death arising from operations on the Lease prior to the Effective Time, insofar as the claims (or portions thereof) are attributable or allocable to Assignor’s interest in the Lease;

(3)
All third party claims, demands, violations, actions, assessments, penalties, fines, costs, expenses, obligations or other liabilities with respect to the ownership, operation or maintenance of any of the Lease prior to the Effective Time, including the proper payment of all royalty payments due to royalty owners and Environmental Obligations (defined below) arising from operations conducted before the Effective Time;

(4)
All obligations, costs and expenses arising out of, incident to or in connection with the accounting for, failure to pay or the incorrect payment to any royalty owner in the Wells insofar as the same are attributable to periods and hydrocarbons produced and marketed prior to the Effective Time.

Assignor agrees to pay, defend, indemnify, reimburse and hold harmless Assignee and the Assignee’s directors, officers, agents, Affiliates and employees (“Assignee’s Indemnified Parties”) for, from and against any loss, damage, diminution in value, claim, liability, debt, obligation or expense (including interest, reasonable legal fees, and expenses of litigation and attorneys fees in enforcing this indemnity) incurred, suffered, paid by or resulting to any of Assignee’s Indemnified Parties and which results from, arises out of or in connection with, is based upon, or exists by reason of the Retained Liabilities; REGARDLESS OF THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF ASSIGNEE, ANY OTHER MEMBERS OF ASSIGNEE’S INDEMNIFIED PARTIES, ASSIGNOR OR ANY OTHER PERSON.

In addition to this Assignment, Assignor shall execute, acknowledge, and deliver to Assignee, in a timely manner and without further consideration, any documents or instruments that Assignee may reasonably require, including, without limitation, further assignments or conveyances required by any state or federal authority, deeds and consents to further evidence the assignment and conveyance of the Lease by Assignor to Assignee.

Assignee shall, to the extent permitted by law, be subrogated to an undivided portion of Assignor’s rights in and to warranties given with respect and to the extent of the Lease.  Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants and warranties assigned herein, if any, which Assignor is entitled to enforce with respect to the Lease.

Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the county or counties in which the Lease are located.

This Agreement sets forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersedes all previous agreements and discussions among the Parties.

This Assignment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument.

This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

[Signature Page Follows]

ACKNOWLEDGMENT

STATE OF Texas                                                 )
)   §
COUNTY OF Milam                                             )

This instrument was acknowledged before me on this     5th     day of        April       , 2013, by Michael D. Smith as        President      of Kingman Operating, a corporation.

/s/  Donna L. Springer
Notary Public
My Commission Expires: 3-27-16
Commission Number: 524591-4

STATE OF _________                                      )
)   §
COUNTY OF ___________                              )

This instrument was acknowledged before me on this _______day of ___________, 2013, by __________ as ______________ of _______________, a ______________.

________________________________
Notary Public
My Commission Expires:
Commission Number:

IN WITNESS WHEREOF, the undersigned has executed this instrument on the date of the acknowledgment annexed hereto, but effective for all purposes as of the Effective Time.

ASSIGNOR:

Kingman Operating Company, Inc.

By: /s/ Michael D. Smith
Name: Michael D. Smith
Title: President, Kingman Operating Company, Inc.